State of North Carolina
Department of the Secretary of State

ARTICLES OF INCORPORATION

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the corporation is: Lake Play, Inc.

2. The number of shares the corporation is authorized to issue is: 110,000,000

3. These shares shall be: ***(check either a or b)***

   a. ☐ all of one class, designated as common stock; or

   b. ☒ divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

4. The street address and county of the initial registered office of the corporation is:

   Number and Street 2710 Oxborough Drive

   City Matthews State NC Zip Code 28105 County ____________

5. The mailing address, ***if different from the street address***, of the initial registered office is:

   Number and Street ____________

   City ____________ State ____________ Zip Code ____________ County ____________

6. The name of the initial registered agent is: Marion Palmer

7. Principal office information: ***(must select either a or b.)***

   a. ☐ The corporation has a principal office.

   The street address and county of the principal office of the corporation is:

   Number and Street ____________

   City ____________ State ____________ Zip Code ____________ County ____________

   The mailing address, ***if different from the street address***, of the principal office of the corporation is:

   Number and Street ____________

   City ____________ State ____________ Zip Code ____________ County ____________

   b. ☒ The corporation does not have a principal office.

8. Any other provisions, which the corporation elects to include, are attached.

9. The name and address of each incorporator is as follows:

Jillian Sidoti

Law Office of Jillian Sidoti

38730 Sky Canyon Drive – Ste A

Murrieta, CA 92563

10. These articles will be effective upon filing, unless a date and/or time is specified:

This the 4th day of August 2012

____

Signature

Jillian Sidoti, Attorney at Law

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